Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2009 relating to the financial statements of Mack-Green-Gale LLC which appears in Mack-Cali Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cornerstone Accounting Group LLP
Cornerstone Accounting Group LLP
New York, New York
April 26, 2011